EXHIBIT 10.1

ADDENDUM TO EMPLOYMENT AGREEMENT

THIS ADDENDUM TO EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into on December 29, 2012 by and between Lightwave Logic, Inc., a Nevada Corporation (the “Company”); and Louis C Glasgow (“Employee”).

This Agreement amends and modifies as follows that certain Employment Agreement (“Employment Agreement”) dated November 1, 2011 made and entered into by the parties hereto.

1.

Paragraph 1.2 of Article One is deleted and replaced with the following:

1.2 Term. The term of this agreement shall be deemed to have commenced on November 1, 2012 and shall terminate subject to the provisions for termination as provided in Article 9 of this Employee Agreement.

2.

Paragraph 2.1 of Article Two is deleted and replaced with the following:

2.1 Position and Duties. The Company agrees to employ Employee to act as its Chief Technology Officer. Employee shall be responsible for performing the duties as described on Appendix A attached hereto and made a part hereof. Employee agrees that he will serve the Company faithfully and to the best of his ability during the term of employment, under the direction of the President or Chief Executive Officer of the Company. The Company and Employee may jointly from time to time to change the nature of Employee’s duties and job title.

3.

Paragraph 2.2 of Article Two is deleted  and replaced with the following:

2.2.  Time Devoted to Work.  The Company agrees to employ Employee on a day-to-day basis, and Employee agrees that he will devote all of the necessary business time, attention, and energies, as well as Employee’s best talents and abilities to the business of the Company in accordance with the Company’s instructions and directions.  Employee may engage in other business activities unrelated to the Company during the term of this Employee Agreement so long as such other business activities do not interfere with the terms and conditions of this Employee Agreement.

4.

Paragraph 4.1 of Article Four is deleted and replaced with the following:

4.1 Base Compensation.  For all services rendered by Employee under this Employee Agreement, the Company agrees to pay Employee on a per diem basis at the rate of $500 per day, which shall be payable to Employee not less frequently than monthly, or as is consistent with the Company’s practice for its other employees.

5.

Article Eight – Maintenance of Liability Insurance is deleted and replaced with the following:

So long as Employee shall serve as Chief Technology Officer of the Company pursuant to this Employee Agreement, the Company shall maintain in full force and effect a policy of director’s and officer’s liability insurance in reasonable amounts from an established and reputable insurer. In all policies of such insurance, Employee shall be named as an insured in such manner as to provide Employee the same rights and benefits as are accorded to the most favorably insured of the Company’s officers or directors.

6.

Article Nine - Termination of Employment is deleted and replaced with the following:

Employee’s employment hereunder shall automatically terminate (i) upon his death (ii) upon Employee voluntarily leaving the employ of the Company; or (iii) at the Company’s sole discretion upon 30 days prior written notice to Employee by the Company.

7.

Appendix A - Duties of Employee is deleted and replaced with the following:

Appendix A

Duties of Employee

Employee, as the Company’s Chief Technology Officer, subject to the control of the Company’s President or Chief Executive Officer and the Board of Directors shall be responsible for:

A.

 Managing the development of the Company’s electro-optical and non-linear optical polymer technology platform for commercial usage, including developing, improving, cost-reducing and packaging the Company’s basic technology into commercially salable products and developing and overseeing outsourcing relationships with product manufacturing partners.

B.

Such other duties as may be prescribed by the President, Chief Executive Officer or the Board of Directors, which are reasonably agreed upon by Employee.

8.

All other provisions of the Agreement remain in full force and effect, other than any provision that conflicts with the terms and spirit of this Agreement.

Signature page attached

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

LIGHTWAVE LOGIC, INC.:

Gloria M. Marcelli	By:	James S. Marcelli
(Witness signature)		James S. Marcelli, President

EMPLOYEE:

Cheryl A. Glasgow		Louis C. Glasgow
(Witness signature)		Louis C. Glasgow

3